Exhibit 4.1

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT

This AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of GRAYSCALE SOLANA TRUST (SOL) is made and entered into as of the 27th day of October, 2025, by and among GRAYSCALE INVESTMENTS SPONSORS, LLC, a Delaware limited liability company, CSC DELAWARE TRUST COMPANY, a Delaware corporation, as trustee, and the SHAREHOLDERS from time to time hereunder.

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RECITALS

WHEREAS, the Sponsor and the Trustee entered into the Second Amended and Restated Declaration of Trust and Trust Agreement dated as of September 19, 2025, as may be amended from time to time (the “Trust Agreement”);

WHEREAS, Section 10.1 of the Trust Agreement provides that the Sponsor and the Trustee may amend the Trust Agreement without the consent of the Shareholders, subject to certain exceptions;

WHEREAS, pursuant to Section 10.1(a)(i), the Sponsor wishes to amend the Trust Agreement to amend the name of the Trust, with such amendment to be effective immediately as of 4:01pm, New York City time, on October 28, 2025; and

WHEREAS, the Sponsor and the Trustee wish to amend the Trust Agreement pursuant to Section 10.1(a)(i) thereof, to reduce the Sponsor’s Fee from 2.5% to 0.35%, with such amendment to be effective the day the Shares first list and trade on NYSE Arca, Inc.

NOW, THEREFORE, pursuant to Section 10.1(a)(i) of the Trust Agreement, the Trustee and the Sponsor hereby amend the Trust Agreement as set forth below.

ARTICLE I AMENDMENTS

SECTION 1.1 Amendments.

(a) As of 4:01pm, New York City time, on October 28, 2025, Section 1.2 of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 4.1

SECTION 1.2 Name.

The name of the Trust is “Grayscale Solana Trust ETF” in which name the Trustee and the Sponsor shall cause the Trust to carry out its purposes as set forth in Section 1.5, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

(b) As used in the Trust Agreement, all references to “Grayscale Solana Trust (SOL)” are hereby amended to refer to “Grayscale Solana Trust ETF.”

(c) On the day the Shares first list and trade on NYSE Arca, Inc., Section 6.8(a)(i) of the Trust Agreement is amended as follows (with strike through representing deletions and double underlining representing additions):

SECTION 6.8 Expenses and Limitations Thereon.

(a) Sponsor’s Fee.

(i) The Trust shall pay to the Sponsor a fee (the “Sponsor’s Fee”), payable in SOL (except as provided in Section 6.8(a)(iv)), which shall accrue daily in U.S. Dollars at an annual rate of ~~2.5%~~ 0.35% of the NAV Fee Basis Amount of the Trust as of 4:00 p.m., New York time, on each day; provided that for a day that is not a Business Day, the calculation shall be based on the NAV Fee Basis Amount from the most recent Business Day, reduced by the accrued and unpaid Sponsor’s Fee for such most recent Business Day and for each day after such most recent Business Day and prior to the relevant calculation date. The amount of SOL payable in respect of each daily U.S. Dollar accrual shall be determined by reference to the same Index Price used to determine such accrual. The Sponsor’s Fee is payable to the Sponsor daily in arrears.

(d) Section 13.11 of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 13.11 Integration. This Trust Agreement and Amendment No. 1 thereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

ARTICLE II MISCELLANEOUS

SECTION 2.1 Governing Law. The validity and construction of this Amendment shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

Exhibit 4.1

SECTION 2.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Amendment are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute, the Securities Act, if applicable, or other applicable U.S. federal or state laws or the rules and regulations of any Secondary Market, the Conflicting Provisions shall be deemed never to have constituted a part of this Amendment, even without any amendment of this Amendment pursuant to this Amendment; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Amendment or the Trust Agreement, or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Amendment shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Amendment in any jurisdiction.

SECTION 2.3 Construction. In this Amendment, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Amendment.

SECTION 2.4 Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts (including those by facsimile or other electronic means), all of which shall constitute one and the same instrument binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

SECTION 2.5 Defined Terms. For purposes of this Amendment, any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Trust Agreement.

SECTION 2.6 Authorization. The Sponsor hereby authorizes and directs the Trustee to execute this Amendment and to execute and file the Certificate of Amendment, substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware.

[Signature Page Follows]

Exhibit 4.1

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 to the Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

CSC DELAWARE TRUST COMPANY, as Trustee

By: /s/ James Grier

Name: James Grier

Title: Vice President

GRAYSCALE INVESTMENTS SPONSORS, LLC, as Sponsor

By: /s/ Craig Salm

Name: Craig Salm

Title: Chief Legal Officer

[Signature Page to Amendment No. 1 to Second Amended and Restated Trust Agreement]

Exhibit 4.1

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST FOR THE TRUST

Exhibit 4.1

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
grayscale solana trust (SOL)

This Certificate of Amendment to the Certificate of Trust of Grayscale Solana Trust (SOL) (the “Trust”) is being duly executed and filed, to amend the Certificate of Trust (the “Certificate of Trust”) of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust amended hereby is Grayscale Solana Trust (SOL).

2. Amendment of Certificate. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to Grayscale Solana Trust ETF.

3. Effective Date. This Certificate of Amendment shall be effective as of 4:01pm, New York City time, on October 28, 2025.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

CSC DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee of the Trust

By:

Name: James Grier

Title: Vice President